FLORIDA GAMING CORPORATION

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STOCKHOLDERS AGREEMENT

June 15, 2007

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TABLE OF CONTENTS

SECTION 1	DEFINITIONS
SECTION 2	REGISTRATION RIGHTS
2.1	Company Registration.
2.2	Expenses of Registration.
2.3	Registration Procedures
2.4	Indemnification.
2.5	Information by Holder
2.6	Rule 144 Reporting
2.7	Transfer of Registration Rights
2.8	Termination
SECTION 3	MISCELLANEOUS
3.1	Governing Law
3.2	Entire Agreement; Amendment
3.3	Notices, Etc
3.4	Severability
3.5	Counterparts

FLORIDA GAMING CORPORATION

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the "Agreement") is made as of June 15, 2007, by and among Florida Gaming Corporation, a Delaware corporation (the "Company"), and Prides Capital Fund I, L.P. (the "Investor")

RECITALS

A.       The Company and the Investor are parties to a certain Subscription Agreement dated as of June 15, 2007 pursuant to which the Investor is acquiring 5,000 shares (the "Preferred Shares") of the Company's Series AA Cumulative Convertible Preferred Stock $0.10 par value (the "Preferred Stock").

B.       The Investor's acquisition of the Preferred Shares is conditioned upon the Company entering into this Agreement with the Investor.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1      "Commission" shall mean the Securities and Exchange Commission or any other U. S. federal agency at the time administering the Securities Act.

1.2      "Common Stock" shall mean shares of the Company's single class of Common Stock.

1.3      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.4      "Holder " shall mean the Investor (and its transferees as permitted by Section 2.10) holding Registrable Securities.

1.5      "Registrable Securities" shall mean shares of Common Stock issued upon the conversion of any of the Preferred Shares, as permitted by the Certificate, excluding in all cases, however, any Registrable Securities that have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

1.6      The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement. "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company (and fees and disbursements of one special counsel for Holder, if any), accounting fees, blue sky fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

1.7      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.8      "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder.

SECTION 2

REGISTRATION RIGHTS

2.1	Company Registration.

(a)       Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

(i)	promptly give to Holder written notice thereof; and

(ii)       if requested by Holder, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made, within ten (10) days after receipt of such written notice from the Company or such later date as agreed to by the Company, by Holder.

(b)       Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2.1(a). In such event the right of the Holder to registration pursuant to Section 2.1 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Holder shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that the number of shares of Registrable Securities to be included in such registration shall not be limited to less than twenty-five percent (25%) of the total number of shares to be included in such registration. The Company shall so advise the Holder of the number of shares that may be included in the registration and underwriting. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)       Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not the Holder has elected to include Registrable Securities in such registration.

2.2	Shelf Registration.

(a)       At any time after September 1, 2009 (the “Applicable Date”), if requested by a majority of the Holders, the Company agrees that it shall file with the SEC within fifteen (15) days following such request (the “Required Filing Date”), a registration statement on Form S-3 under the Securities Act if the Company is then eligible to use such form (any such registration statement, a “Shelf Registration Statement”) for an offering to be made on a delayed and continuous basis pursuant to Rule 415 thereunder, and or/any similar rule that may be adopted by the SEC, to register the resale of any Registrable Securities outstanding as of such date by the Investor from time to time in accordance with the methods of distribution elected by the Investor and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or before 5:00 pm eastern time on the date that is ninety (90) days after the Closing Date (the “Effective Date”).

(b)       Notwithstanding the foregoing, the Company may postpone filing or having the Shelf Registration Statement declared effective for a reasonable period not to exceed forty-five (45) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that postponing effectiveness is in the best interests of the Company, and prior to postponing the effectiveness the Company provides the Investor with written notice of such postponement, which notice need not specify the nature of the event giving rise to the postponement.

(c)       The Company shall use its reasonable best efforts to: (i) to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the earliest of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registrable Securities held by Persons who are not Affiliates of the Company; and (3) two years from the date upon which the Shelf Registration Statement is declared effective under the Securities Act (such period being referred to herein as the “Effectiveness Period”).

(d)       The Company may suspend the use of the prospectus included in the Shelf Registration Statement for a period not to exceed sixty (60) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Investor with written notice of such suspension (“Material Adverse Event Notice”), which notice need not specify the nature of the event giving rise to the suspension (any period during which such a suspension is in effect, a “Blackout Period”). Notwithstanding the foregoing, the Company may not send more than two Material Adverse Event Notices to the Investor in any 365-day period.

(e)       In the event that the Investor is prevented from selling Registrable Securities through the Shelf Registration Statement as a result of a Blackout Period declared by the Company, the Effectiveness Period shall be extended by the number of days that the Investor is prevented from making sales under the Shelf Registration Statement as a result of such Blackout Period.

(f)        at any time following the filing of any Shelf Registration Statement, the Investor desires to sell all or any portion of the Registrable Securities under such Shelf Registration Statement in an underwritten offering, the Investor shall notify the Company of such intent at least 15 days prior to any such sale (any such proposed sale, an “Underwritten Take-Down Transaction”), and the Company shall prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as necessary to permit the consummation of any such Underwritten Take-Down Transaction.

2.3	Demand Registration.

(a)       If, at any time after the Applicable Date, the Shelf Registration Statement is not effective or otherwise available, the Investor may request in a written notice to the Company (the “Request”) that the Company effect the registration under the Securities Act of some or all of the Registrable Securities then owned by the Investor; provided, however, that the Company will not be required to effect more than one registration pursuant to this Section. Following the receipt of a Request, the Company shall, subject to the limitations of this Section 2, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered.

(b)       If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, it shall so advise the Company as a part of its request made pursuant to this Section 2.3. In such event, the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Investor (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise the Investor; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration will not be reduced unless all other securities of the Company (including those that are entitled by contract or otherwise to be included therein) are first entirely excluded from such underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)       Notwithstanding the foregoing, the Company may postpone having a registration statement pursuant to this Section 2.3 declared effective for a reasonable period not to exceed forty-five (45) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that postponing effectiveness is in the best interests of the Company, and prior to postponing the effectiveness the Company provides the Investor with written notice of such postponement, which notice need not specify the nature of the event giving rise to the postponement.

2.4	Expenses of Registration.

(a)       Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Section 2.1, 2.2 or 2.3.

(b)       Selling Expenses. Unless otherwise stated in Section 4.2(a), all Selling Expenses and Registration Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

2.5     Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

(a)       keep the Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

(b)       as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of one hundred twenty (120) days or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the managing underwriter;

(c)       furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)       prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(e)       in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder participating shall also enter into and perform its obligations under such an agreement;

(f)        use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g)       cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)       use its best efforts to furnish, at the request of the Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Securities;

(i)        notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing; and

(j)        provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.6	Indemnification.

(a)       By Company. The Company will indemnify the Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information regarding the Holder furnished to the Company by an instrument duly executed by the Holder, underwriter or controlling person and stated to be specifically for use therein. If the Holder is represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 2.6(a) to reimburse legal fees and expenses of more than one separate counsel.

(b)       By Holder. The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information regarding the Holder furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by the Holder, unless such liability arises out of or is based on willful misconduct by the Holder.

(c)       Procedures. Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)       Contribution. If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided that in no event shall any contribution by the Holder under this Section 2.6(d) exceed the public offering price of shares sold by the Holder, except in the case of willful misconduct by the Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       Controlling Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2.6, the provisions in the underwriting agreement shall control.

2.7     Information by Holder. The Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by it as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

2.8     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)       Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended and for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b)       Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

(c)       Furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

2.9     Transfer of Registration Rights. The rights to cause the Company to register securities granted Holder under Section 2.1, 2.2 or 2.3 may be transferred in connection with any transfer by the Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and (iii) such transferee is an affiliate of a Stockholder or acquires (I) at least 50,000 shares of Registrable Securities (as equitably adjusted for stock dividends, stock splits or other recapitalizations) or (II) all shares of Registrable Securities held by a Stockholder if transferred to a single transferee. No transfer will divest the Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

2.10   Termination. The rights granted pursuant to this Section 2 shall terminate as to the Holder at such time as the Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by the Holder.

SECTION 3

TAG-ALONG RIGHT

W.B. Collett (“WBC”), individually, hereby covenants and agrees as follows:

3.1     If at any time WBC proposes to transfer shares of Common Stock of the Company held to any person or entity (each, a “Proposed Transferee”), then WBC shall send written notice to the Investor which shall state (i) that WBC desires to make such a transfer, (ii) the identity of the proposed transferee and the number of Shares proposed to be sold or otherwise transferred, (iii) the proposed purchase price per share to be paid and the other terms and conditions of such transfer and (iv) the projected closing date of such transfer, which in no event shall be prior to 20 days after the giving of such written notice to the Investor.

3.2     For a period of 20 days after the giving of the notice pursuant to Section 3.1 above, the Investor shall have the right to sell to the Proposed Transferees in such transfer at the same price and upon the same terms and conditions as WBC (which terms and conditions may include making representations or providing indemnities; provided, however, that in no event shall the Investor be required to make any representations or provide any indemnities other than (i) on a proportionate basis and (ii) with respect to matters relating solely to the Investor, such as representations as to title to shares to be transferred by the Investor a percentage of the total number of shares proposed to be transferred to such Proposed Transferee equal to the percentage obtained by dividing (x) the number of shares of Common Stock then held by the Investor (on a fully diluted basis) by (y) the total number of shares of Common Stock then outstanding (on a fully diluted basis), and the number of Shares that may be transferred by WBC in such proposed transfer shall be commensurately reduced.

3.3     The rights of the Investor under Section 3 shall be exercisable by delivering written notice thereof, prior to the expiration of the 20-day period referred to in 3.2 above, to WBC with a copy to the Company. The failure of the Investor to respond within such period to WBC shall be deemed to be a waiver of the Investor’s rights under this Section 3 with respect to that transfer, so long as such transfer takes place within a period of 120 days following the expiration of such 20-day period.

3.4     In the event that the Investor exercises rights under Section 3.2 and following such exercise there is a change in the price or terms of the proposed transaction between WBC and the Proposed Transferee, then WBC shall promptly notify the Investor of the revised price or terms and, if the price has changed at all or the other terms have changed materially, the Investor shall have the right to rescind the exercise of its rights under Section 3.2 by notice to WBC within five business days of receipt of the notice from WBC.

SECTION 4

ACTIONS REQUIRING INVESTOR CONSENT

Without the prior written consent of the Investor, the Corporation shall not (i) increase or decrease (including by way of merger, consolidation or otherwise) the authorized amount of the Preferred Stock, (ii) issue any shares of the Preferred Stock, or (iii) permit any amendment, repeal, alteration, addition, or deletion or other change to the powers, designations, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock in any manner adverse to the Investor, including but not limited to by way of merger, consolidation, or otherwise and whether by board resolution, amendment to the Certificate of Incorporation or Bylaws, or otherwise, or (iv) enter into any contract, understanding or other arrangement to do any of the foregoing, except if such contract, understanding, or other arrangement is subject to the prior approval of the Investor.

SECTION 5

MISCELLANEOUS

5.1     Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within that state between residents of that state.

5.2     Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holder Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future Holder, and the Company.

5.3     Notices, Etc. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at such address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202-3363, Attention: R. James Straus, Esq., or at such other address as the Company shall have furnished to the Holder in writing.

5.4     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.5     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

FLORIDA GAMING CORPORATION, a
Delaware corporation

By: /s/ W. Bennett Collett
Title: Chairman and CEO

PRIDES CAPITAL FUND I, L.P.

By: Prides Capital Partners, LLC,
its sole general partner

By: /s/ Murray A. Indick
Title: Managing Member

W.B. COLLETT

By: /s/W. Bennett Collett

Name:W.B. Collett, individually